      As filed with the Securities and Exchange Commission on June 10, 1996

- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              TIPPERARY CORPORATION
             (Exact name of registrant as specified in its charter)

            TEXAS                                                75-1236955
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)
                                 _______________

                       633 SEVENTEENTH STREET, SUITE 1550
                             DENVER, COLORADO 80202
                                 (303) 293-9379
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

            DAVID L. BRADSHAW, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       633 SEVENTEENTH STREET, SUITE 1550
                             DENVER, COLORADO 80202
                                 (303) 293-9379
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               __________________

                                   Copies to:
                              REID A. GODBOLT, ESQ.
                              JONES & KELLER, P.C.
                            1625 BROADWAY, SUITE 1600
                             DENVER, COLORADO 80202
                               ___________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.  [     ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]


                         CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------
                                                  PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
   TITLE OF EACH CLASS OF        AMOUNT TO BE    AGGREGATE OFFERING     AGGREGATE OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED       REGISTERED      PRICE PER SHARE(a)          PRICE               FEE
- ---------------------------------------------------------------------------------------------------------
Common Stock, par value $.02      1,400,000             $5.00               $7,000,000          $2,414
         per share
- ---------------------------------------------------------------------------------------------------------

(a) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              TIPPERARY CORPORATION
                       REGISTRATION STATEMENT ON FORM S-3

                              CROSS REFERENCE SHEET

                    Pursuant to Item 501(b) of Regulation S-K


          ITEM NO.       FORM S-3 CAPTION         PROSPECTUS CAPTION
          --------       ----------------         ------------------

          Item 1.        Forepart of the          Forepart of Registration
                         Registration             Statement; Outside Front
                         Statement and            Cover Page of Prospectus
                         Outside Front Cover
                         Page of Prospectus.

          Item 2.        Inside Front and          Inside Front and Back
                         Outside Back Cover        Cover Pages of Prospectus
                         Pages of Prospectus.

          Item 3.        Summary Information,      The Company; Risk Factors
                         Risk Factors and
                         Ratio of Earnings to
                         Fixed Charges.

          Item 4.        Use of Proceeds.          Use of Proceeds

          Item 5.        Determination of          Not Applicable
                         Offering Price.

          Item 6.        Dilution.                 Not Applicable

          Item 7.        Selling Security          Selling Shareholders
                         Holders.

          Item 8.        Plan of                   Plan of Distribution
                         Distribution.

          Item 9.        Description of            Not Applicable
                         Securities to be
                         Registered.

          Item 10.       Interests of Named        Not Applicable
                         Experts and Counsel.

          Item 11.       Material Changes.         Not Applicable

          Item 12.       Incorporation of          Incorporation of Certain
                         Certain Information       Documents by Reference
                         by Reference.

          Item 13.       Disclosure of             Not Applicable
                         Commission Position
                         on Indemnification
                         for Securities Act
                         Liabilities.

                                   PROSPECTUS

                              TIPPERARY CORPORATION
                          COMMON STOCK, $.02 PAR VALUE
                                1,400,000 SHARES

     This Prospectus relates to the offering of up to 1,400,000 shares (the "Shares") of Common Stock, $.02 par value (the "Common Stock"), of Tipperary Corporation ("Tipperary" or the "Company") by two selling shareholders (the "Selling Shareholders"). See "Selling Shareholders." The Company will bear all expenses incident to the registration and qualification of the Shares under the Securities Act of 1933, as amended, and state securities laws, on behalf of the Selling Shareholders. The Company will receive no proceeds from sales by the Selling Shareholders.

     The Common Stock is traded on the American Stock Exchange under the symbol TPY. On June 7, 1996, the closing price of the Common Stock on the American Stock Exchange was $4.88.

     The Selling Shareholders will offer the Common Stock offered hereby to purchasers from time to time through a broker at the prevailing price of the Common Stock on the American Stock Exchange. Any commissions or fees associated with such sale shall be borne by the Selling Shareholders. See "Plan of Distribution."
                              _____________________

THE SECURITIES OFFERED HEREBY ENTAIL CERTAIN RISKS WHICH SHOULD BE CONSIDERED BY INVESTORS. SEE "RISK FACTORS" ON PAGE 6.
                              _____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              _____________________




               The date of this Prospectus is June 10, 1996

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . . . 4

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Such reports and other information concerning the Company may be inspected and copies may be obtained at the offices of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as the at the Public Reference Facilities at the following regional offices: 7 World Trade Center, 13th Floor, New York, New York 10048; and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection at no fee at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of the foregoing material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549. The Company's Common Stock is also listed on the American Stock Exchange, and in accordance therewith, the Company files periodic reports, proxy statements and other information with the American Stock Exchange. Such reports and other information concerning the Company can be inspected at the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

     The Company furnishes to its stockholders annual reports containing financial statements audited by its independent accountants and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

     1. the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995;

     2. the Company's Quarterly Reports on Form 10-Q for the periods ended December 31, 1995, and March 31, 1996;

     3. the description of the Common Stock, par value $.02 per share, of the Company (the "Common Stock") set forth in the Registration Statement on Form 8-A dated April 1, 1992 and declared effective by the Commission on April 15, 1992, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, including any beneficial owner, on the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests shall be directed to Tipperary Corporation, 633 Seventeenth Street, Suite 1550, Denver, Colorado 80202, Attention: David L. Bradshaw, President and Chief Executive Officer (telephone number (303) 293-9379). The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.

                                   THE COMPANY

     The Company and its subsidiaries are principally engaged in crude oil and natural gas exploration, development and production within the United States and in Australia. The Company's primary areas of oil and gas production within the United States are the Rocky Mountains, Permian Basin and southeast Texas regions.

     The Company owns a 30% nonoperating interest in the Comet Ridge project for the purpose of exploring and developing coalbed methane gas on a 1,365,000 acre concession in Queensland, Australia. The Company and its co-venturers (the "Group") began initial drilling operations in November 1993. The Group has been granted petroleum leases covering 167,000 acres in the Fairview area of the concession. In May 1996, the Company exercised an option to purchase an additional 15.75% working interest in the Comet Ridge project from an unaffiliated interest holder. The purchase price is approximately $6.1 million and will be financed through the May 1996 issuance of 1,400,000 shares of common stock at $4.50 per share to two institutional investors (who are also Selling Shareholders in this Prospectus.)

     The Company was organized as a Texas corporation in January, 1967. The Company's executive offices are located at 633 Seventeenth Street, Suite 1550, Denver, Colorado 80202, and its telephone number is 303-293-9379.

                                  RISK FACTORS

     The following factors should be considered carefully before purchasing the Shares offered by this Prospectus.

GENERAL INDUSTRY CONSIDERATIONS

     VOLATILITY OF OIL AND GAS PRICES AND MARKETS. Tipperary's revenues and earnings are determined, to a large degree, by prevailing prices for oil and gas. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty and numerous additional factors that are beyond the control of Tipperary.

     DRILLING AND OPERATING RISKS. Tipperary's oil and gas operations are subject to all of the risks and hazards typically associated with drilling for, and production and transportation of, oil and gas. These risks include the necessity of spending large amounts of money for identification and acquisition of properties and for drilling and completion of wells. In the drilling of exploratory or development wells, failures and losses may occur before any deposits of oil or gas are found. The presence of unanticipated pressure or irregularities in formations, blow-outs or accidents may cause such activity to be unsuccessful, resulting in a loss of Tipperary's investment in such activity. If oil or gas is encountered, there can be no assurance that it can be produced in economic quantities sufficient to justify the cost of continuing such operations or that it can be marketed satisfactorily.

     OPERATING HAZARDS AND UNINSURED RISKS. The oil and gas business involves a variety of operating risks, including fire, explosion, pipe failure, casing collapse, abnormally pressured formations, and environmental hazards such as oil spills, gas leaks, and discharges of toxic gases. The occurrence of any of these events with respect to any property operated or owned (in whole or in part) by Tipperary could have a material adverse impact on Tipperary. Tipperary and the operators of its properties maintain insurance in accordance with customary industry practices and in amounts that management believes to be reasonable. However, insurance coverage is not always economically feasible and is not obtained to cover all types of operational risks. The occurrence of a significant event that is not fully insured could have a material adverse effect on Tipperary's financial condition.

     COMPETITION. The oil and gas industry is highly competitive. Tipperary competes in the areas of property acquisitions and the development and production of oil and gas with major oil companies and other independent oil and gas concerns, as well as with individual producers and operators. Many of these competitors have substantially greater financial and other resources than Tipperary.

     ENVIRONMENTAL AND OTHER GOVERNMENTAL REGULATION. Oil and gas operations are subject to various Federal, state and local governmental regulations. The production, handling, transportation and disposal of oil and gas and their by-products are subject to regulation under Federal, state and local environmental laws. To date, Tipperary has not been required to expend significant resources in order to satisfy applicable environmental laws and regulations. However, compliance costs under existing legal requirements and under any new requirements that might be enacted could become material. Additional matters subject to governmental regulation include discharge permits for drilling operations, performance bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas.

SPECIFIC COMPANY CONSIDERATIONS

     UNCERTAINTY OF ESTIMATES OF RESERVES AND FUTURE NET REVENUES. Certain materials of Tipperary contain estimates of Tipperary's oil and gas reserves and the discounted future net revenues from those reserves, as prepared by independent petroleum engineers and/or Tipperary. There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, including many factors beyond the control of Tipperary. Those estimates are based on several assumptions that the Securities and Exchange Commission (the "SEC") requires oil and gas companies to use, for example, constant oil and gas prices. Such estimates are inherently imprecise indications of future net revenues. Actual future production, revenues, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves might vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves. In addition, Tipperary's reserves might be subject to revision based upon future production, results of future exploitation and development, prevailing oil and gas prices and other factors.

     AVAILABILITY OF NET OPERATING LOSS CARRYFORWARDS. As of March 31, 1996, Tipperary had net operating loss carryforwards for Federal income tax purposes of approximately $44.5 million, which expire at various dates through fiscal 2004 (subject to certain limitations). The utilization of these carryforwards effectively lowers Tipperary's current Federal income tax rate from approximately 35% to approximately 2%, and therefore could provide a significant benefit to Tipperary to the extent it generates taxable income. Under highly complex Federal income tax rules, Tipperary's net operating loss carryforwards would be subjected to an annual limitation should there be a change of over 50% in the stock ownership of Tipperary during any three-year period. Thus, the annual use of the net operating loss carryforwards could be limited, for example, if Tipperary issued substantial amounts of Common Stock, or if any of its three largest stockholders sold substantial amounts of their Common Stock. Also, if Tipperary were to be acquired by a tender offer, merger, or similar transaction, the acquiror could be limited in its ability to utilize the loss carryforwards, and the purchase price for Tipperary could be adversely affected.

     DEPENDENCE UPON KEY MANAGEMENT. The operations of Tipperary are substantially dependent upon David L. Bradshaw, its President, Chief Executive Officer and a Director, and Jeff T. Obourn, its Senior Vice President - Operations. Tipperary has no key man life insurance on either Mr. Bradshaw or Mr. Obourn. The loss of services of any such person to Tipperary could have a material adverse impact on Tipperary.

     SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of Common Stock in the public market by officers, directors and principal stockholders of Tipperary through the exercise of registration rights or subject to compliance with certain volume limitations as prescribed by Rule 144 under the Act could adversely affect the market price for the Common Stock.

     CONTINUING CONTROL BY EXISTING PRINCIPAL STOCKHOLDERS AND MANAGEMENT. Existing principal stockholders and management own approximately 39% of the outstanding shares of Common Stock. Such persons are, as a practical matter, able to elect all members of Tipperary's Board of Directors and will control Tipperary.

     FINANCIAL REPORTING IMPACT OF FULL COST METHOD OF ACCOUNTING. Tipperary follows the full cost method of accounting for its oil and gas properties. A separate cost center is maintained for expenditures applicable to each country in which Tipperary conducts exploration and/or production activities. Under such method, the net book value of properties on a country by country basis, less related deferred income taxes, may not exceed a calculated "ceiling." The ceiling is the estimated after tax future net revenues from proved oil and gas properties, discounted at 10% per year. In calculating discounted future net revenues, oil and gas prices in effect at the time of the calculation are held constant, except for changes which are fixed and determinable by existing contracts. The net book value is compared to the ceiling on a quarterly basis. The excess, if any, of the net book value above the ceiling is required to be written off as an expense. Under SEC full cost accounting rules, any write-off recorded may not be reversed even if higher oil and gas prices increase the ceiling applicable to future periods. Future price decreases could result in reductions in the carrying value of such assets and an equivalent charge to earnings.

     AUTHORIZED PREFERRED STOCK. Tipperary's Articles of Incorporation authorize the issuance of up to 10,000,000 shares of Cumulative Preferred Stock, par value $1.00 per share, and up to 10,000,000 shares of Non-Cumulative Preferred Stock, par value $1.00 per share. The Board of Directors of Tipperary has the authority to divide the two classes of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Such preferences could include, among other things, the establishment of dividends which must be paid prior to the declaration or payment of dividends or other distributions (including share repurchases) with respect to Common Stock. Moreover, other terms established by the Board of Directors, such as voting or liquidation rights, could adversely affect the rights of holders of Common Stock. In addition, the ability of the Board of Directors to issue Preferred Stock could impede or deter unsolicited tender offers or takeover proposals regarding Tipperary.

     FUTURE DILUTION. As of March 31, 1996, there were warrants and options outstanding to purchase 1,112,317 shares of the Common Stock of Tipperary representing 9.92% of its then outstanding shares of Common Stock. Of the total warrants and options outstanding, 675,000 are exercisable at $2.00 per share, 195,067 are exercisable at $2.75 per share, 1,250 are exercisable at $3.52 per share, 15,000 are exercisable at $5.13 per share, 15,000 are exercisable at $3.69 per share, 100,000 are exercisable at $6.00 per share, 71,000 are exercisable at $4.75 per share and 40,000 are exercisable at $4.63 per share. These warrants and options enable the holder to profit from a rise in the market value of the Common Stock with potential dilution to the existing holders of Common Stock. The existence of these warrants and options, representing an overhanging obligation to sell additional Common Stock at prices that may be below the then current market price of the Common Stock, could inhibit the ability of Tipperary to obtain new equity because of reluctance by potential equity holders to absorb potential dilution to the value of their shares. An additional warrant for 50,000 shares at an exercise price of $4.63 per share was issued on April 1, 1996.

                                 USE OF PROCEEDS

     Since this Prospectus relates to the offering of Common Stock by the Selling Shareholders, the Company will not receive any of the proceeds from the sale of the Shares offered hereby.

                              SELLING SHAREHOLDERS

     The following table sets forth (a) the name, address and the nature of any position, office or other material relationship with the Company within the past three years of the Selling Shareholders and (b) the number of shares owned by the Selling Shareholders, the number of shares being offered for sale by the Selling Shareholders and the number of shares to be owned by the Selling Shareholders after the offering of the shares, assuming the sale of all shares offered by the Selling Shareholders:

                                  BENEFICIAL                            BENEFICIAL
                                   OWNERSHIP               NUMBER OF  OWNERSHIP AFTER
                                BEFORE OFFERING             SHARES      OFFERING (C)
NAME AND ADDRESS                   (NUMBER)         (%)     OFFERED       (NUMBER)      (%)
- ----------------                 ------------      ----     -------      ----------     ---
Heartland Small Cap
  Contrarian Fund(a)             1,249,500(d)       9.9     700,000      549,500(d)     4.4
790 North Milwaukee
Milwaukee, Wisconsin 53202

The Acorn Fund (b)                 700,000          5.6     700,000            0          0
227 West Monroe Street
Chicago, Illinois 60606

____________________

(a) Heartland Small Cap Contrarian Fund, or its affiliates, has not held any position or had any other material relationship with the Company within the past three years.
(b) The Acorn Fund, or its affiliates, has not held any position or had any other material relationship with the Company within the past three years.
(c)  Assumes the sale of all shares offered hereby by all Selling Shareholders.
(d) Includes 549,500 shares of Company common stock held by the Heartland Value Fund.

                              PLAN OF DISTRIBUTION

     The Shares offered hereby on behalf of the Selling Shareholders are to be sold from time to time by means of (i) ordinary brokers' transactions, (ii) block transactions in accordance with the rules of the American Stock Exchange, or (iii) a combination of any such methods of sale in each case at market prices. In connection therewith, distributors' or sellers' commissions may be paid or allowed which will not exceed those customary in the types of transactions involved. Commissions may also be received from purchasers for whom brokers or dealers act as agents.

                                  LEGAL MATTERS

     The legality of the Common Stock offered hereby is being passed upon by Jones & Keller, P.C., Denver, Colorado.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     All expenses in connection with the registration of the securities will be paid by the Company. Such expenses are estimated as follows:

               Registration fee                     $2,414
               Legal fees and expenses*              5,000
               Accounting fees and expenses*         1,000
               Printing fees*                          500
               Miscellaneous*                           86
                                                    ------
                                                    $9,000
                                                    ------
                                                    ------
___________
*    Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Texas Business Corporation Act (Article 2.02) authorizes a corporation's board of directors or majority of shareholders to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Act").

     Article XVII of the Restated Bylaws of the Company provides as follows:

ARTICLE XVII   INDEMNIFICATION.

     17.1 DEFINITIONAL. In this Article, the term "person" shall mean any director, officer, employee or agent of the Corporation, any former director or officer of the Corporation, or any person who may have served at the Corporation's request as a director or officer of another company in which the Corporation owns shares of capital stock of said company.

     The term "proceeding" shall mean any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

     17.2 RIGHT TO INDEMNIFICATION.

          (a) The Corporation shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was associated with the Corporation as long as that person
(1) conducted himself in good faith, (2) reasonably believed (i) in the case of conduct in his official capacity as a person associated with the Corporation, that his conduct was in the Corporation's best interests and

(ii) in all other cases that his conduct was at least not opposed to the Corporation's best interests and (iii) in the case of any criminal proceeding had no reasonable cause to believe its conduct was unlawful.

          (b)  A person shall be indemnified under section (a) of subsection
17.2 against judgments, penalties, (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding. However, if a person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by such person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

          (c) A corporation shall indemnify a person against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent due to his association with the Corporation if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

     17.3 DETERMINATION OF INDEMNIFICATION. The determination of indemnification under Section 17.2 of this Article must be made:

          (a) By a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding.

          (b) If such a quorum cannot be obtained by a majority vote of a committee of the Board of Directors designated to act in the matter by a majority vote of all directors consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding.

          (c) By special legal counsel selected by the Board of Directors or a committee of the Board by vote has set forth in subsection (a) or (b) of this section or, if such a quorum cannot be obtained and such a committee cannot be established by majority vote of all directors; or

          (d) By the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

     17.4 ADVANCE PAYMENT. Reasonable expenses incurred by a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding and without the determination specified in Section 17.3 of this Article after the Corporation receives their written affirmation by the person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article, and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that the indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section 17.2 of this Article.

     17.5 EFFECT OF PROCEEDINGS. Determination of a proceeding by judgment, order, settlement, or conviction or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 17.2 of this Article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

     17.6 LIMITATIONS UPON THE RIGHT TO INDEMNIFICATION. In the event that a claim for indemnification under the provisions of this Article is made for liabilities arising under the Securities Act of 1933, as amended and supplemented, the indemnification shall not be made or allowed unless (1) the claim for indemnification under the circumstances is predicated upon the prior successful defense by the applicant of any action, suit or proceeding,
(2) the Board of Directors receives an opinion of counsel of the Corporation to the effect that it has been settled by controlling precedent that indemnification under the circumstances is not against public policy as expressed in said Act, or (3) a court of appropriate jurisdiction finally adjudicates in an action, suit or proceeding in which the issue is submitted to the court by the Corporation prior to allowance of the claim that indemnification under the circumstances is not against public policy as expressed in said Act.

     17.7 OTHER RIGHTS. The rights and indemnification provided for in this Article shall not be exclusive of any other rights to which the person may be entitled according to law, pursuant to statute or otherwise.

     17.8 RELIANCE UPON CORPORATE RECORDS. Each officer, director or member of any committee appointed by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the opinion of counsel of the Corporation and upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or by such committee, or in relying in good faith upon other records of the Corporation.

     17.9 INSURANCE. The Corporation may purchase Officers' and Directors' liability insurance in the amount providing coverage as shall be approved by the Board of Directors at any regular or special meeting of the Board.

ITEM 16.  EXHIBITS -

       (1)  Underwriting Agreement                       Not Applicable

       (2)  Plan of acquisition, reorganization,         Not Applicable
            arrangement, liquidation or
            succession

       (4)  Instruments defining the rights of           Not Applicable
            security holders, including
            indentures

       (5)  Opinion regarding legality - Jones &         Filed herewith
            Keller, P.C.

       (8)  Opinion re tax matters                       Not Applicable

       (12) Statements re computation of                 Not Applicable
            ratios

       (15) Letter re unaudited interim                  Not Applicable
            financial information

       (23) Consent of Price Waterhouse LLP              Filed herewith

       (24) Power of attorney                            Filed herewith

       (25) Statement of eligibility of                  Not Applicable
            trustee

       (26) Invitations for competitive bids             Not Applicable

       (27) Financial data schedule                      Not Applicable

       (28) Information from reports furnished           Not Applicable
            to state insurance regulatory
            authorities

       (99) Additional exhibits                          Not Applicable

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 10, 1996.


                                  TIPPERARY CORPORATION


                                By /s/ DAVID L. BRADSHAW
                                   ------------------------------------------
                                   David L. Bradshaw, Chief Executive Officer

     Each individual whose signature appears below hereby designates and appoints David L. Bradshaw as such person's true and lawful attorney-in-fact and agent (the "Attorney-in-Fact") with full power of substitution and resubstitution, for each person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as the Attorney-in-Fact deems appropriate and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                       TITLE                         DATE
      ---------                       -----                         ----

/s/ DAVID L. BRADSHAW          Director and                    June 10, 1996
- ----------------------------   Chief Executive Officer
David L. Bradshaw


/s/ MARSHALL D. LEES           Director                        June 10, 1996
- ----------------------------
Marshall D. Lees


/s/ ANTHONY F. KRAMER          Director                        June 10, 1996
- ----------------------------
Anthony F. Kramer


/s/ JAMES A. McAULEY           Director                        June 10, 1996
- ----------------------------
James A. McAuley


/s/ EUGENE I. DAVIS            Director                        June 10, 1996
- ----------------------------
Eugene I. Davis

                              INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION                                                  PAGE
- -------        -----------                                                  ----
5              Opinion and Consent of Jones & Keller, P.C.
               regarding legality of securities

23             Consent of Price Waterhouse LLP

24             Power of Attorney                     (see signature page of this
                                                         Registration Statement)